1994 STOCK OPTION PLAN OF HUMAN GENOME SCIENCES, INC.
                                  (AS AMENDED)


I.       GENERAL PROVISIONS

1.1      PURPOSES OF THE PLAN

         Under this 1994 Stock Option Plan of Human Genome Sciences, Inc. (the "Plan"), Human Genome Sciences, Inc. (the "Company") will grant options to eligible employees, consultants, and other service providers to purchase shares of the capital stock of the Company. The Plan is designed to enable the Company to attract, retain, and motivate its employees and service providers by providing for or increasing their proprietary interests in the Company. The options issued pursuant to the Plan are intended to constitute either Incentive Stock Options or Nonqualified Stock Options as determined by the Committee and specified in the recipient's option agreement.

1.2      DEFINITIONS

         (a) "Board" means the Board of Directors of Human Genome Sciences, Inc.

         (b) "Code" means the Internal Revenue Code of 1986, as amended.

         (c) "Committee" means the Executive Compensation Committee of the Board, or such other committee as may be appointed by the Board for purposes of administering all or a portion of this Plan.

         (d) "Common Stock" means the common stock, par value $0.01 per share, of Human Genome Sciences, Inc.



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         (e)   "Company"   means  Human  Genome   Sciences,   Inc.,  a  Delaware
corporation.

         (f) "Date of Exercise" means the date the Optionee delivers to the Secretary of the Company or his office the notice specified in Section 2.6(a)(i).

         (g) "Date of Grant" means the date as of which the Committee awards an Option to an Optionee, as specified in the minutes of the Committee.

         (h) "Employee" means any regular full-time common law employee, including any who are also officers or directors, of the Company or any successor to such corporation or other business. Solely for purposes of determining eligibility of persons to be recipients of Nonqualified Stock Option grants, the term "Employee" shall also include independent contractors and outside directors of and consultants to the Company.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Exercise Price" means the value of the consideration required under an Option Agreement to be provided in exchange for one share of Common Stock.

         (k) "Fair Market Value" of a share of Common Stock as of a given date means (1) the closing price of a share of Common Stock on the principal exchange on which Common Stock is then trading, if any, on the trading day before such date, or, if no shares were traded on the trading day before such date, then on the next preceding trading day during which a sale occurred; or (2) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (A) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (B) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the trading day before such date as reported by NASDAQ or such successor quotation system; or (C) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system,

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the mean  between the closing bid and asked  prices for the stock on the trading day before such date, as determined in good faith by the Committee; or (4) if Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

         (l) "Incentive Stock Option" means an Option that is an "incentive stock option" within the meaning of Section 422 of the Code.

         (m) "Nonqualified Stock Option" means an Option that does not qualify as an incentive stock option under Section 422 of the Code.

         (n) "Option" means a right to purchase Common Stock granted under the Plan.

         (o) "Option Agreement" means a written agreement executed by the Optionee and the Company that contains the terms and conditions provided in
Article II and such additional terms and conditions, consistent with the Plan, as the Committee may decide.

         (p) "Optionee" means any Employee selected to receive Options pursuant to Section 2.1 or, where the context requires, a person described in Section 2.4.

         (q) "Plan" means the Company's 1994 Stock Option Plan as set forth herein, as amended from time to time.

         (r) "Rule 16b-3" means Rule 16b-3 promulgated under Section 16 of the Exchange Act.

         (s) "Termination of Employment" shall mean the time when the employer-employee or other service-providing relationship between the Optionee and the Company terminates for any reason, including death, disability, or retirement. Notwithstanding the foregoing and unless otherwise provided in the Option Agreement, "Termination of Employment" for purposes of Nonqualified Stock Options shall not include instances in which the Company immediately

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rehires a common law employee as an  independent  contractor  or an  independent contractor as an employee. The Committee, in its sole discretion, shall determine all questions of whether particular terminations or leaves of absence are Terminations of Employment.

1.3      SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         (a) Subject to the provisions of Sections 1.3(c) and 3.1 (pertaining to corporate changes), the aggregate number of shares of Common Stock that may be issued pursuant to Options may not exceed 3,450,000 shares.

         (b) At the discretion of the Board or the Committee, the Common Stock to be issued pursuant to Options under the Plan will be made available either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

         (c) If any Option expires, is canceled, or terminates for any reason, the shares of Common Stock available under such Option shall again be available for the granting of Options to the extent consistent with Rule 16b-3.

1.4      ADMINISTRATION OF THE PLAN

         (a) The Committee, which will administer the Plan, will consist of two or more members of the Board who are appointed by the Board, who are "non-employee directors" within the meaning of Rule 16b-3, and who are "outside directors" for purposes of Section 162(m) of the Code.



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         (b) Subject to the express  provisions  of the Plan,  the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.

         (c) The Committee has the authority to interpret the Plan, to make all other determinations necessary or advisable for the administration of the Plan, and to prescribe, amend, and rescind reasonable rules and regulations relating to the Plan. All Committee interpretations, determinations, and actions will be final, conclusive, and binding upon all parties. The Committee shall take all actions in connection with the administration of the Plan pursuant to a majority vote or by the unanimous written consent of its members.

         (d) No member of the Board, the Committee, or the agents thereof will be liable for any action, inaction, or determination made in good faith with respect to the Plan or any transaction arising under the Plan.


II.      OPTION TERMS AND CONDITIONS

2.1      AUTHORITY TO GRANT OPTIONS

         (a) The Committee shall, in its sole discretion, select the Employees who receive Options and determine the terms of such Options, including the number of shares of Common Stock subject to an Option, the schedule for exercisability (including any requirements for satisfying performance criteria with respect to the Company and/or the Optionee), the time and conditions for expiration of the Option, and the form of payment due upon exercise. (In determining the type of payment that may be used, the Committee shall consider whether the acceptance of that form of payment will likely benefit the Company.) The Committee may grant more than one Option to an Employee, provided the Employee is eligible under the terms of the Plan at the time of each succeeding grant. In its discretion, the Committee may condition the granting of Options

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upon the Employee's  cancellation of all or part of a previously granted Option.
The Committee may set the Exercise Price of the Options without regard to any existing Options.

         (b) No more than 500,000 shares of Common Stock may be subject to Options granted to a single Employee under this Plan within a one calendar year period. If a portion of an Option is repriced, the number of shares subject to that portion shall be counted against the foregoing individual limit. Canceled options shall be counted against the limit for the period during which they were granted.

         (c) No Options shall be granted more than ten (10) years after the date on which the Board adopts this Plan.

         (d) Directors of the Company who are not employees of the Company ("Eligible Directors") will receive an option ("Director Option") to purchase 10,000 shares of Common Stock on the date that such person is first elected or appointed a director ("Initial Director Option"). Commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending December 31, 1996, each Eligible Director will receive an automatic grant ("Automatic Grant") of a Director Option to purchase 2,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each shares subject to a Director Option shall be equal to the fair market value of the Common Stock on the date of grant. Initial Director Options shall become exercisable in five equal annual installments commencing one year from the date the option is granted and Automatic Grants will become exercisable in full on the first anniversary of the date of grant or 90 days after the termination of the director's association with the Company.





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2.2      OPTION AGREEMENT

         The terms of each Option shall be contained in an Option Agreement, signed by the Optionee, that includes such terms and conditions consistent with the Plan and Rule 16b-3 as the Committee may in its discretion determine necessary or advisable.

2.3      EXERCISE PRICE

         The Committee shall determine the Exercise Price under each Option, but the Exercise Price may not be less than 100 percent (100%) of the Fair Market Value on the Date of Grant. If an Option intended to be an Incentive Stock Option is granted to any Employee who, at the Date of Grant, owns Common Stock possessing more than 10 percent (10%) of the total combined voting power of all classes of the Company's stock (or the stock of any "subsidiary" or "parent" of the Company as those terms are defined in Section 424 of the Code), the Exercise Price shall be no less than 110 percent (110%) of the Fair Market Value on the Date of Grant.

2.4      PERSON WHO MAY EXERCISE OPTIONS

         During the lifetime of the Optionee, only the Optionee or his duly appointed guardian or personal representative may exercise the Options. After his death, any exercisable portion of an Option may, before such portion becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by the personal representative of the Optionee or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

2.5      EXERCISABILITY

         (a) Options granted pursuant to this Plan shall be exercisable at such times and under such conditions as shall be determined by the Committee; provided, however, that no portion of

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an Option shall be  exercisable  after the expiration of ten (10) years from its
Date of Grant and that no portion of an Incentive Stock Option granted to any Employee who, at the Date of Grant, owns stock possessing more than 10 percent (10%) of the total combined voting power for all classes of the Company's stock (or the stock of any "subsidiary" or "parent" of the Company as those terms are defined in Section 424 of the Code) shall be exercisable after the expiration of five (5) years from the Date of Grant.

         (b) Subject to the provision of Section 3.7 (relating to shareholder approval), Options shall become exercisable at such times and in such manner as the Option Agreement may provide; provided, however, that by a resolution adopted after an Option Agreement is entered into, the Committee may, on such terms and conditions as it determines appropriate, and subject to Section 3.7, accelerate the time at which the Optionee may exercise any portion of an Option.

         (c) No portion of an Option that is unexercisable by reason of Termination of Employment shall thereafter become exercisable, unless the Option Agreement provides otherwise.

         (d) The Company will not issue fractional shares pursuant to the exercise of an Option, but the Committee may, in its discretion, direct the Company to make a cash payment instead of issuing fractional shares.

2.6      EXERCISE OF OPTIONS

         (a) An Optionee shall exercise any portion of an Option by delivering the notice described in Paragraph (1) below to the Secretary of the Company or his office on or before the date such portion of the Option becomes unexercisable under the applicable Option Agreement or the Plan and making payment as provided in Paragraph (2) within three (3) business days after such delivery:


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               (1) A written  notice of exercise,  in a form  complying with any rules the Committee may issue, that is signed by the Optionee and that specifies the number of shares of Common Stock underlying the portion of the Option being exercised; and

               (2) Full payment by cashier's or certified check of the Exercise Price for the shares of Common Stock with respect to which the Option is being exercised.

         (b) The Optionee shall also deliver to the Committee such representations and documents as the Committee, in its sole discretion, may consider necessary or advisable in order to comply with applicable provisions of the Securities Act of 1933 and any other Federal or state securities or other laws or regulations. The Committee may, in its sole discretion, take whatever additional actions it deems appropriate to so comply including, without limitation, placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

         (c) If someone other than the Employee exercises any portion of an Option pursuant to Section 2.4, the Committee may request such proof as it may consider necessary or appropriate of the right of such person to exercise the Option.

         (d) No adjustment will be made for a dividend or other right for which the record date precedes the Date of Exercise, except as provided in Section 3.1(a).

2.7  TAX WITHHOLDING

         The Optionee must deliver to the Company the payment by cashier's or certified check to the Company of all amounts that the Company must withhold under Federal, state, or local law in connection with the exercise of the Option if the Company cannot, or decides not to, satisfy withholding obligations through additional withholding on salary or wages. Payment of withholding obligations is due at the same time as is payment of the Exercise Price.


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2.8      EXPIRATION OF OPTIONS

         (a) No one may exercise an Option after the expiration of ten (10) years from the Date of Grant or, if earlier and unless otherwise provided in an Option Agreement for a Nonqualified Stock Option, the first to occur of the following events:

               (1) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than the Optionee's death unless the Optionee dies within that three-month period;

               (2) In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within that one-year period; or

               (3) The expiration of one year from the date of the Optionee's death.

         (b) Subject to the provisions of Section 2.8(a), the Committee may provide in the terms of an Option Agreement that any portion of the Option, whether then exercisable or not, expires immediately upon a Termination of Employment or that any portion of the Option shall become exercisable in the event of a Termination of Employment because of the Optionee's retirement, death, or disability.

2.9      TRANSFER RESTRICTIONS

         Unless otherwise approved in writing by the Committee, no one may sell, assign, pledge, encumber, or otherwise transfer shares acquired upon exercise of any Option until at least six months have elapsed from (but excluding) the Date of Grant. (Solely for purposes of this

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Section,  the  Date of Grant  occurs  upon  the  later of the Date of Grant  (as defined in Section 1.2(g)) or the date as of which the shareholders of the Company approve the Plan pursuant to Section 3.7.) The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. The Option Agreement shall set forth any such other restriction, and the certificates evidencing such shares may refer to such restrictions.

2.10     $100,000 LIMIT FOR INCENTIVE STOCK OPTIONS

         No portion of an Option granted to an Optionee shall be treated as an Incentive Stock Option to the extent such portion of an Option would cause the aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by such Optionee for the first time during any calendar year to exceed $100,000. For purposes of determining whether an Incentive Stock Option would cause such aggregate Fair Market Value to exceed the $100,000 limitation, all such Incentive Stock Options shall be taken into account in the order granted and the Fair Market Value for each share under an option shall be determined as of that option's date of grant. For purposes of this section, Incentive Stock Options include all incentive stock options under all plans of the Company that are "incentive stock option plans" within the meaning of
Section 422 of the Code.

2.11     NO EXERCISE OF OUT-OF-THE-MONEY OPTIONS

         An Optionee may not exercise any portion of an Option while that portion of the Option is out-of-the-money, i.e., while the exercise price for a share of Common Stock underlying that portion of the Option exceeds the Fair Market Value of a share of Common Stock.





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III.  OTHER PROVISIONS

3.1      ADJUSTMENT PROVISIONS

         (a) Subject to any required action by the Company (which shall be promptly taken) or its shareholders, and subject to the provisions of the Delaware General Corporation Law, if the outstanding Common Stock are increased or decreased or changed into or exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such Common Stock is effected without receipt of consideration by the Company occurring after the Date of Grant of an Option, a proportionate and appropriate adjustment shall be made in the number of shares of Common Stock underlying the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. A commensurate change will be made in the maximum number and kind of shares provided in Section 1.3(a) and 2.1(b). Any such adjustment in an Option shall not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option's Exercise Price.

         (b) In addition to the adjustments covered under Section 3.1(a) above, any Option grant may contain provisions to the effect that upon the occurrence of certain events, including a change in control of the Company (as defined by the Committee in the Optionee's Option Agreement), any outstanding Options not theretofore exercisable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Committee at the time of the event, become fully exercisable or free from restrictions.

         (c) The Committee will make adjustments and determinations under Sections 3.1(a) and 3.1(b), and its determination will be final, binding, and conclusive.


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         (d) Upon the  dissolution  or  liquidation  of the  Company,  or upon a reorganization, merger, or consolidation of the Company as a result of which the outstanding securities of the class of securities then subject to the Options are changed into or exchanged for cash or property or securities not of the Company's issue, or any combination thereof, or upon a sale of substantially all the property of the Company to, or the acquisition of shares of Common Stock representing more than eighty percent (80%) of the voting power of the shares of Common Stock then outstanding by, another corporation or person, the Options shall terminate, unless provision be made in writing in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such options of any options covering the stock or securities of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options shall continue in the manner and under the terms so provided. If an Option would otherwise terminate pursuant to the foregoing sentence, the Optionee shall have the right, at such time before the consummation of the transaction causing such termination as the Company shall reasonably designate, to exercise the unexercised portions of the Option, including the portions thereof that would, but for this subsection, not yet be exercisable.

3.2      CONTINUATION OF EMPLOYMENT OR SERVICE

         Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Optionee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the employment or service of any Optionee at any time with or without cause, subject to any contrary terms in a written employment agreement or contract for services with the Optionee.

3.3      COMPLIANCE WITH GOVERNMENT REGULATIONS

         No shares of Common Stock will be issued pursuant to an Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and

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by any regulatory agencies having jurisdiction,  and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Option, the Company may require the Optionee to take any reasonable action to comply with such requirements.

3.4      PRIVILEGES OF STOCK OWNERSHIP

         No Optionee and no beneficiary or other person claiming under or through such Optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such Optionee.

3.5      NONTRANSFERABILITY OF OPTIONS AND COMMON STOCK

         Unless otherwise approved in writing by the Committee, an Option may not be assigned, transferred, pledged, hypothecated, or disposed of in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), to any person by the Optionee, except by will or by operation of applicable laws of descent and distribution. Unless otherwise approved in advance in writing by the Committee, the Optionee may not sell, assign, pledge, encumber, or otherwise transfer shares of Common Stock acquired upon exercise of an Option until at least six (6) months have elapsed from (but excluding) the Date of Grant. The Committee, in its sole discretion, may impose such other restrictions on the transferability of Options, as it deems appropriate. The Option Agreement shall set forth any such other restrictions, and the certificates evidencing such shares of Common Stock may refer to such restrictions.





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3.6      AMENDMENT AND TERMINATION OF PLAN; AMENDMENT OF OPTION


         (a) The Board will have the power, in its sole discretion, to amend, suspend, or terminate the Plan at any time; provided, however, that the Board may not amend the Plan without approval of the shareholders of the Company if Rule 16b-3 requires such approval. The Board is specifically authorized to adopt any amendment to this Plan deemed by the Board to be necessary or advisable to ensure that the Incentive Stock Options or Nonqualified Stock Options available under the Plan continue to be treated as such, respectively, under all applicable laws.

         (b) Except as otherwise provided by the applicable Option Agreement or by Section 1.4, 3.1, or 3.8, the Committee may not, without the consent of an Optionee, make modifications in the terms and conditions of an Option that adversely affect the Optionee. No Incentive Stock Option may be modified, extended, or renewed, without the consent of an Optionee, if such action would cause it to cease to be an incentive stock option within the meaning of Section 422 of the Code.

         (c) No amendment, suspension, or termination of the Plan will, without the consent of the Optionee, alter, terminate, impair, or adversely affect any right or obligations under any Option previously granted under the Plan.

3.7      APPROVAL OF PLAN BY STOCKHOLDERS

         The Company will submit this Plan for the approval of the Company's shareholders. The Committee may grant Options before such shareholder approval, but the Optionee cannot exercise Options before the shareholders approve the Plan. Moreover, if the shareholders do not approve the Plan within 12 months after the Board's initial adoption of the Plan, all Options previously granted under the Plan shall thereupon be canceled and become void. The Company shall take such actions regarding the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).



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3.8      CONFORMITY TO SECURITIES LAW

         The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Committee shall administer the Plan, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules, and regulations. To the extent any provision of the Plan or action by the Committee fails to comply with Rule 16b-3 (as in effect with respect to the Plan on the date such action is taken), the provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

3.9      APPLICABLE LAW

         This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

IV.      DURATION OF PLAN

         Unless sooner terminated by the Board, the Plan will terminate on March 14, 2004.

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